Exhibit 99.1

NEWS RELEASE

CONTACT:	Matthew Skelly
Vice President – Head of Investor Relations
Atlas Resource Partners, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS RESOURCE PARTNERS, L.P. REPORTS OPERATING

AND FINANCIAL RESULTS FOR THE FIRST QUARTER 2016

•	Adjusted EBITDA was $43.7 million(1) for the first quarter 2016

•	Natural gas and oil production in the first quarter 2016 were hedged approximately 76% and 99%, respectively; current market value of ARP’s hedge portfolio is approximately $293 million

•	Management will discuss first quarter 2016 financial and operational results on a conference call at 9:00 AM ET on Tuesday, May 17, 2016

Fort Worth, TX – May 16, 2016 - Atlas Resource Partners, L.P. (NYSE: ARP) (“ARP” or the “Partnership”) reported operating and financial results for the first quarter 2016.

Daniel Herz, Chief Executive Officer of ARP, stated, “The energy environment remains extremely challenging, and ARP is not immune. We continue to work to reduce ARP’s outstanding debt. I am pleased with how our assets have performed over the last quarter, and appreciate all of our employee’s dedication to get as much out of our assets as possible, while at the same time minimizing our capital and operating expenses.”

•	First quarter 2016 Adjusted EBITDA, a non-GAAP measure, was $43.7 million(1), compared to $57.8 million for the fourth quarter 2015, and $70.9 million for the prior year first quarter. The decrease in Adjusted EBITDA compared to the prior quarter and to the prior year financial quarter was primarily due to declines in production volume and commodity prices during the respective periods, and the lower amount of funds raised within our 2015 Eagle Ford drilling partnership program.

•	On May 5, 2016, ARP announced that the Board of Directors elected to suspend monthly common unit distributions, beginning with the month of March 2016, as well as Preferred Class C distributions, due to the continued lower commodity price environment. For the first quarter 2016, ARP paid common unit cash distributions totaling approximately $0.025 per limited partner unit.

•	On a GAAP basis, net income was $12.8 million for the first quarter 2016 compared with net loss of $288.7 million for the fourth quarter 2015 and net income of $87.6 million for the prior year first quarter. As compared to the previous quarter which recorded a loss due to a non-cash impairment charge, net income for the first quarter 2016 was principally generated from operating cash flow and a gain on the early extinguishment of debt at a discount to par value.

E&P Operating Results

•	Average net daily production for the first quarter 2016 was 237.0 million cubic feet equivalents per day (“Mmcfed”) compared to 270.8 Mmcfed in the first quarter 2015. The decrease in net production from the prior year quarter was due primarily to temporarily shutting in older, mature production across the Partnership’s footprint in response to the continued weaker commodity price environment.

(1)	A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Net Free Cash Flow is provided in the financial tables of this release. Please see footnote 1 to the Financial Information table of this release.

•	ARP’s net realized price for natural gas including the effect of hedge positions was $3.41 per thousand cubic feet (“mcf”) for the first quarter 2016, compared to $3.42 per mcf for the fourth quarter 2015. Net realized oil prices including the effect of hedge positions averaged $77.16 per barrel for the first quarter 2016, compared to $85.26 for the fourth quarter 2015.

•	Investment partnership margin contributed $3.0 million to Adjusted EBITDA for the first quarter 2016 compared with $5.0 million for the previous quarter. The $2.0 million decrease in investment partnership margin was due to lower amounts of capital deployed during the first quarter 2016 due to scheduled changes in well drilling activity.

Hedge Positions

•	A summary of ARP’s derivative positions as of May 16, 2016 is provided in the financial tables of this release. During the first quarter 2016, ARP was approximately 76% hedged on its net natural gas production and approximately 99% hedged on its net oil production. During the quarter ended March 31, 2016, the Partnership received approximately $48.7 million of cash from realized natural gas and oil hedge positions.

Corporate Expenses & Capital Position

•	Cash general and administrative expense was $16.8 million for the first quarter 2016, $1.2 million higher than the fourth quarter 2015 and $5.2 million higher than the prior year first quarter. The increase compared with prior periods was due primarily to lower capitalized selling and administrative costs associated with lower funds raised in our 2015 drilling partnership program and the timing of certain seasonal costs.

•	Cash interest expense was $23.6 million for the first quarter 2016, $1.8 million higher than the fourth quarter 2015 and $5.6 million higher than the prior year first quarter. The increase compared with the prior year period was primarily due to the $250 million second lien financing entered into by ARP in February 2015 and a higher level of amounts outstanding on the revolving credit facility.

•	At March 31, 2016, ARP had $1.553 billion of total debt, including $672.0 million outstanding under its revolving credit facility. On May 10, 2016, ARP entered into a ninth amendment to its revolving credit facility due July 2018 to waive compliance with certain financial covenants as of March 31, 2016, which automatically waived compliance with similar covenants under its term loan facility due February 2020. Based on the terms of the amendment, ARP classified $906.2 million of outstanding amounts under these facilities, net of certain deferring financing costs and unamortized discounts, as current portion of long term debt within its consolidated balance sheet as of March 31, 2016.

ARP will be discussing its first quarter 2016 results on an investor call with management on Tuesday, May 17, 2016 at 9:00 AM Eastern Time. Interested parties are invited to access the live webcast of the investor call by going to the Investor Relations section of the Partnership’s website at www.atlasresourcepartners.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Resource website and telephonically beginning at approximately 12:30 p.m. ET on May 17, 2016 by dialing 855-859-2056, passcode: 10307133.

Additional details regarding ARP’s operations and financial results are available in its first quarter 2016 report on Form 10-Q, which has been filed with the Securities and Exchange Commission and is available at the Investor Relations section of the Partnership’s website or at www.SEC.gov.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 14,500 natural gas and oil wells, located primarily in Appalachia, the Eagle Ford Shale (TX), the Barnett Shale (TX), the Mississippi Lime (OK), the Raton Basin (NM), Black Warrior Basin (AL), Arkoma Basin (OK) and the Rangely Field in Colorado. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit its website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Energy Group, LLC (OTCQX: ATLS) is a limited liability company which owns the following interests: all of the general partner interest, incentive distribution rights and an approximate 23% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P.; the general partner interests, incentive distribution rights and limited partner interests in Atlas Growth Partners, L.P.; and a general partner interest in Lightfoot Capital Partners, an entity that invests directly in energy-related businesses and assets. For more information, please visit its website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

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Cautionary Note Regarding Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements. Although Atlas Resource Partners, L.P. (“ARP”) believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. ARP does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ARP cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, and ARP’s plans, objectives, expectations, intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ARP’s level of indebtedness, potential changes to ARP’s capital structure, including refinancing, restructuring, or reorganizing its indebtedness; leverage and liquidity, including reductions in its borrowing base that may require repayment, and covenant compliance; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of potential balance sheet and other transactions; and other risks, assumptions and uncertainties detailed from time to time in ARP’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ARP assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS RESOURCE PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
Gas and oil production	$48,492	$104,249
Well construction and completion	2,100	23,655
Gathering and processing	1,495	2,184
Administration and oversight	455	1,259
Well services	4,432	6,624
Gain on mark-to-market derivatives	46,120	105,585
Other, net	114	33

Total revenues	103,208	243,589

Costs and expenses:
Gas and oil production	35,842	45,498
Well construction and completion	1,826	20,570
Gathering and processing	2,279	2,417
Well services	2,178	2,198
General and administrative	17,077	17,135
Depreciation, depletion and amortization	30,045	42,991

Total costs and expenses	89,247	130,809

Operating income	13,961	112,780

Gain (loss) on asset sales and disposal	9	(11)
Gain on early extinguishment of debt, net	26,498	—
Interest expense	(27,705)	(25,197)

Net income	12,763	87,572

Preferred limited partner dividends	(3,648)	(3,653)

Net income attributable to common limited partners and the general partner	$9,115	$83,919

Allocation of net income attributable to common limited partners and the general partner:
General partner’s interest	$182	$3,575
Common limited partners’ interest	8,933	80,344

Net income attributable to common limited partners and the general partner	$9,115	$83,919

Net income attributable to common limited partners per unit:
Basic	$0.09	$0.93

Diluted	$0.09	$0.91

Weighted average common limited partner units outstanding:
Basic	102,403	85,529

Diluted	102,696	90,010

ATLAS RESOURCE PARTNERS, L.P.

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$19,285	$1,353
Accounts receivable	57,152	63,367
Advances to affiliates	10,997	—
Current portion of derivative asset	159,745	159,460
Subscriptions receivable	—	19,877
Prepaid expenses and other	16,635	22,935

Total current assets	263,814	266,992

Property, plant and equipment, net	1,175,045	1,191,611
Goodwill and intangible assets, net	14,062	14,095
Long-term derivative asset	195,074	198,262
Other assets, net	31,502	28,989

Total assets	$1,679,497	$1,699,949

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

Current liabilities:
Accounts payable	$46,120	$49,249
Advances from affiliates	—	9,924
Liabilities associated with drilling contracts	—	21,483
Accrued well drilling and completion costs	4,053	26,914
Distribution payable	4,337	4,334
Accrued liabilities	31,082	50,096
Current portion of long-term debt	906,156	—

Total current liabilities	991,748	162,000

Long-term debt, less current portion, net	647,604	1,503,427
Asset retirement obligations and other	123,626	119,150

Partners’ capital (deficit):
General partner’s interest	(30,989)	(31,054)
Preferred limited partners’ interests	188,097	188,739
Common limited partners’ interests	(257,625)	(262,864)
Class C common limited partner warrants	1,176	1,176
Accumulated other comprehensive income	15,860	19,375

Total partners’ deficit	(83,481)	(84,628)

Total liabilities and partners’ deficit	$1,679,497	$1,699,949

ATLAS RESOURCE PARTNERS, L.P.

Financial and Operating Highlights

(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net income attributable to common limited partners per unit - basic	$0.09	$0.93

Cash distributions paid per unit(1)	$0.025	$0.325

Production revenues (in thousands):
Natural gas	$31,284	$66,541
Oil	15,312	32,385
Natural gas liquids	1,896	5,323

Total production revenues	$48,492	$104,249

Production volume:(2)(3)
Appalachia: (4)
Natural gas (Mcfd)	31,545	35,158
Oil (Bpd)	295	359
Natural gas liquids (Bpd)	290	240

Total (Mcfed)	35,054	38,752

Coal-bed Methane: (4)
Natural gas (Mcfd)	120,549	134,133
Oil (Bpd)	—	—
Natural gas liquids (Bpd)	—	—

Total (Mcfed)	120,549	134,133

Barnett/Marble Falls:
Natural gas (Mcfd)	36,821	49,617
Oil (Bpd)	322	749
Natural gas liquids (Bpd)	1,457	2,274

Total (Mcfed)	47,497	67,755

Rangely:
Natural gas (Mcfd)	—	—
Oil (Bpd)	2,354	2,361
Natural gas liquids (Bpd)	256	253

Total (Mcfed)	15,657	15,680

Eagle Ford:
Natural gas (Mcfd)	389	500
Oil (Bpd)	1,362	1,550
Natural gas liquids (Bpd)	81	106

Total (Mcfed)	9,049	10,434

Mid-Continent: (4)
Natural gas (Mcfd)	5,246	7,931
Oil (Bpd)	231	514
Natural gas liquids (Bpd)	425	615

Total (Mcfed)	9,178	14,709

Total Production: (3)
Natural gas (Mcfd)	194,550	227,340
Oil (Bpd)	4,563	5,533
Natural gas liquids (Bpd)	2,509	3,488

Total (Mcfed)	236,983	281,463

Average sales prices: (3)
Natural gas (per Mcf) (5)	$3.41	$3.58
Oil (per Bbl)(6)	$77.16	$80.81
Natural gas liquids (per Bbl) (7)	$8.31	$22.49

Production costs:(3)(8)
Lease operating expenses per Mcfe	$1.25	$1.35
Production taxes per Mcfe	0.18	0.24
Transportation and compression expenses per Mcfe	0.26	0.23

Total production costs per Mcfe	$1.69	$1.82

Depletion per Mcfe(3)	$1.23	$1.58

(1)	Represents the cash distributions declared for the respective period and paid by ARP within 45 days after the end of each month within each quarter, based upon the distributable cash flow generated during the respective period.
(2)	Production quantities consist of the sum of (i) ARP’s proportionate share of production from wells in which it has a direct interest, based on ARP’s proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.
(3)	“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.
(4)	Appalachia includes ARP’s production located in Pennsylvania, Ohio, New York, West Virginia (excluding the Cedar Bluff area), and the Chattanooga (Tennessee) and New Albany (Indiana) Shales; Coal-bed methane includes ARP’s production located in the Raton Basin in northern New Mexico, the Black Warrior Basin in central Alabama, the Cedar Bluff area of West Virginia and Virginia and the Arkoma Basin in eastern Oklahoma; Mid-Continent includes ARP’s production located in the Mississippi Lime and Hunton plays and the Niobrara Shale (northeastern Colorado).
(5)	ARP’s average sales prices for natural gas before the effects of financial hedging were $1.78 per Mcf and $2.54 per Mcf for the three months ended March 31, 2016 and 2015, respectively. These amounts exclude the impact of subordination of production revenues to investor partners within the investor partnerships. Including the effects of subordination, average natural gas sales prices were $3.37 per Mcf ($1.74 per Mcf before the effects of financial hedging) and $3.53 per Mcf ($2.48 per Mcf before the effects of financial hedging) for the three months ended March 31, 2016 and 2015, respectively.
(6)	ARP’s average sales prices for oil before the effects of financial hedging were $29.51 per barrel and $43.46 per barrel for the three months ended March 31, 2016 and 2015, respectively.
(7)	There was no effect of financial hedging on ARP’s average sales price for natural gas liquids for the three months ended March 31, 2016. ARP’s average sales price for natural gas liquids before the effects of financial hedging was $14.10 per barrel for the three months ended March 31, 2015.
(8)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, production overhead and transportation expenses. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, lease operating expenses per Mcfe were $1.23 per Mcfe ($1.66 per Mcfe for total production costs) and $1.33 per Mcfe ($1.80 per Mcfe for total production costs) for the three months ended March 31, 2016 and 2015, respectively.

ATLAS RESOURCE PARTNERS, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	March 31, 2016	December 31, 2015
Total debt(1)	$1,553,760	$1,503,427
Less: Cash	(19,285)	(1,353)

Total net debt/(cash)	1,534,475	1,502,074

Partners’ deficit	(83,481)	(84,628)

Total capitalization	$1,450,994	$1,417,446

Ratio of net debt to capitalization	1.06x	1.06x

(1)	Total debt is net of deferred financing costs and unamortized discounts totaling $35.9 million and $38.6 million at March 31, 2016 and December 31, 2015, respectively.

ATLAS RESOURCE PARTNERS, L.P.

Financial Information

(unaudited; in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2016	2015
Reconciliation of net income to non-GAAP measures(1):
Net income	$12,763	$87,572
Acquisition and related costs	307	2,171
Depreciation, depletion and amortization	30,045	42,991
Amortization of deferred finance costs	4,100	7,199
Non-cash stock compensation expense	(47)	3,346
Capital expenditures	(13,170)	(42,498)
Preferred unit distributions	(3,654)	(4,085)
(Gain) loss on asset sales and disposal	(9)	11
Gain on early extinguishment of debt	(26,498)	—
Cash settlements on commodity derivative contracts(2)	45,622	15,203
Gain on mark-to-market derivatives	(46,120)	(105,585)
Distributions paid to common limited partners(3)	(2,639)	(28,483)
Other	(93)	(12)

Net Free Cash Flow(1)	$607	$(22,170)

Supplemental Adjusted EBITDA and Net Free Cash Flow Summary:
Gas and oil production margin	$58,272	$73,954
Well construction and completion margin	274	3,085
Administration and oversight margin	455	1,259
Well services margin	2,254	4,426
Gathering and processing margin	(784)	(233)
Cash general and administrative expenses(4)	(16,817)	(11,618)
Other, net	21	21

Adjusted EBITDA(1)	43,675	70,894
Cash interest expense(5)	(23,605)	(17,998)
Capital expenditures	(13,170)	(42,498)
Preferred unit distributions	(3,654)	(4,085)

Free Cash Flow before distributions paid to common limited partners(1)	$3,246	$6,313
Distributions paid to common limited partners(3)	(2,639)	(28,483)

Net Free Cash Flow (1)	$607	$(22,170)

Distribution per limited partner unit	$0.025	$0.325

(1)	Although not prescribed under generally accepted accounting principles (“GAAP”), ARP’s management believes the presentation of Adjusted EBITDA, Free Cash Flow before distributions paid to common limited partners (“FCF”), and Net Free Cash Flow is relevant and useful because it helps ARP’s investors understand its operating performance and is a critical component in the determination of quarterly cash distributions. As a MLP, ARP is required to distribute 100% of available cash, as defined in its limited partnership agreement (“Available Cash”) and subject to cash reserves established by its general partner, to investors on a quarterly basis. ARP refers to Available Cash prior to the establishment of cash reserves as FCF. Adjusted EBITDA and Net Free Cash Flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. While ARP’s management believes that its methodology of calculating Adjusted EBITDA, FCF, and Net Free Cash Flow is generally consistent with the common practice of other MLPs, such metrics may not be consistent and, as such, may not be comparable to measures reported by other MLPs, who may use other adjustments related to their specific businesses. Adjusted EBITDA, FCF, and Net Free Cash Flow are supplemental financial measures used by the ARP’s management and by external users of ARP’s financial statements such as investors, lenders under ARP’s credit facility, research analysts, rating agencies and others to assess its:

•	Operating performance as compared to other publicly traded partnerships and other companies in the upstream energy sector, without regard to financing methods, historical cost basis or capital structure;

•	Ability to generate sufficient cash flows to support its distributions to unitholders;

•	Ability to incur and service debt and fund capital expansion;

•	The viability of potential acquisitions and other capital expenditure projects; and

•	Ability to comply with financial covenants in its Amended Credit Facility, which is calculated based upon Adjusted EBITDA.

FCF is determined by calculating EBITDA, adjusting it for non-cash, non-recurring and other items to achieve Adjusted EBITDA, and then deducting cash interest expense and total capital expenditures. ARP defines EBITDA as net income (loss) plus the following adjustments:

•	Interest expense;

•	Income tax expense; and

•	Depreciation, depletion and amortization.

ARP defines Adjusted EBITDA as EBITDA plus the following adjustments:

•	Asset impairments;

•	Acquisition and related costs;

•	Non-cash stock compensation;

•	(Gains) losses on asset sales and disposal;

•	Cash proceeds received from monetization of derivative transactions;

•	Premiums paid on swaption derivative contracts;

•	Non-cash valuation allowances; and

•	Other items.

ARP adjusts FCF for non-cash, non-recurring and other items for the sole purpose of evaluating its cash distribution for the quarterly period, with EBITDA and Adjusted EBITDA adjusted in the same manner for consistency. ARP defines FCF as Adjusted EBITDA less the following adjustments:

•	Cash interest expense;

•	Preferred unit cash distributions; and

•	Total capital expenditures.

ARP defines Net Free Cash Flow as FCF less distributions paid to common unit holders.

(2)	Includes cash settlements on commodity derivative contracts not previously recorded within accumulated other comprehensive income following the de-designation of hedges on January 1, 2015.
(3)	Represents the cash distributions declared for the respective period and paid by ARP within 45 days after the end of each month within each quarter, based upon the distributable cash flow generated during the respective period.
(4)	Excludes non-cash stock compensation expense and certain acquisition and related costs.
(5)	Excludes non-cash amortization of deferred financing costs.

ATLAS RESOURCE PARTNERS, L.P.

Hedge Position Summary

(as of May 16, 2016)

Natural Gas

Fixed Price Swaps
Production Period Ended December 31,	Average Fixed Price (per mmbtu)(a)	Volumes (mmbtus)(a)

2016(b)	$4.23	40,354,500
2017	$4.22	50,120,000
2018	$4.17	40,300,000
2019	$4.02	15,860,000

Put Options – Drilling Partnerships
Production Period Ended December 31,	Average Fixed Price (per mmbtu)(a)	Average Volumes (mmbtus)(a)

2016(b)	$4.15	1,080,000

Crude Oil

Fixed Price Swaps
Production Period Ended December 31,	Average Fixed Price (per bbl)(a)	Volumes (bbls)(a)

2016(b)	$81.68	1,230,800
2017	$77.61	1,200,000
2018	$76.28	1,080,000
2019	$68.37	540,000

(a)	“mmbtu” represents million metric British thermal units; “bbl” represents barrel.
(b)	Reflects hedges covering the remaining 9 months of unrealized production in 2016 (2Q – 4Q 2016).